Exhibit 99.2
CCMP Capital Announcement — March 8, 2010
Questions and Answers — FINAL
for internal use only
About the Transaction
1.	What is happening?

Infogroup has entered into an agreement with CCMP Capital Advisors LLC (“CCMP”) to be acquired by CCMP for $8.00 per share. Upon completion of the transaction, Infogroup will be a private company.

The deal will be structured as a merger, and a proxy will be circulated to all shareholders. The transaction is anticipated to close early this summer pending shareholder and regulatory approvals, and customary closing conditions.

2.	Why now? What is driving this decision?

In December 2008, former Chairman and Chief Executive Officer Vin Gupta issued a press release stating “his belief that the Company should explore its strategic alternatives, including a sale of the Company.” The Board of Directors of Infogroup (the “Board”) engaged an independent financial advisor, Evercore Partners, to explore viable options and determine what is in the best interest of ALL shareholders.

The Board Of Directors established a Mergers and Acquisitions Committee comprised solely of Independent Directors. Led by the M&A Committee, the Board conducted a rigorous analysis which included a competitive bidding process.

Infogroup, based on the recommendation of the M&A Committee, concluded that partnering with CCMP provided maximum shareholder value and will enhance the services we provide clients by enabling the Company to focus on long-term investment and continue to offer employees the benefits of a dynamic and growing Company.

The Board unanimously approved the transaction and the Management Team supports it.

3.	Is all of the company being purchased?

Yes. At the completion of the process, Infogroup will become a private company.

4.	What is the total value of the transaction?

CCMP has agreed to purchase Infogroup for $8.00 per share or a total value of approximately $635 million, including the refinancing of Infogroup’s outstanding indebtedness.

5.	What does CCMP “bring to the table?” Have they invested in this sector or a related sector?

CCMP is excited about partnering with Infogroup. CCMP’s strategy of helping companies optimize their operations to accelerate growth will help Infogroup to capitalize on its leading position and strong value proposition in an attractive and growing market.

CCMP’s industry expertise and operating resources are expected to benefit Infogroup as it continues to grow and evolve. CCMP counts among its senior professionals executives with tremendous operating expertise including Rich Zannino, former CEO of Dow Jones, a company with significant online marketing services and research.

Additionally, CCMP has extensive expertise in direct marketing and business services companies and has invested in numerous companies in these sectors including direct marketing companies Cabela’s, Cornerstone Brands, Crosstown Traders and 1-800-flowers.com and business services companies such as American Floral Services, Jetro, Nuvox Communications, and SafetyKleen Europe.

6.	Did you entertain other offers? Did you entertain other options other than a private equity transaction?

Infogroup conducted a rigorous analysis of the opportunity and under the control of the M&A Committee, executed a competitive bidding process to get to a final price.

More details regarding the process will be covered in the proxy statement that will be filed in the near future.

7.	Was Infogroup actively seeking a private equity buyer? Who approached whom? What are other firms did you speak with?

Both strategic partners and private equity firms were part of the process. Further information will be provided in the proxy.

8.	Was a special committee of the Board assembled to review the proposal?

Yes. The M&A Committee of independent members of the Board was assembled to oversee the process. (Roger Siboni, Gary Morin, Tom Thomas & Lee Roberts)

9.	While $8.00 is a good price, wouldn’t Infogroup have reached or exceeded this threshold in the near future anyway? Wasn’t the analyst target of $10 attainable?

We have a fiduciary duty to consider all alternatives for the Company that delivers a fair return for our shareholders and the CCMP offer meets that requirement, providing shareholders an attractive, immediate and certain cash value of their shares.

The Board’s decision to accept the CCMP offer was unanimous, and the Board recommends that shareholders vote in favor of the transaction.

10.	What about the $8.60 price that was quoted in the Omaha World Herald article?

The contents of the article were not confirmed by authorized representatives of Infogroup or CCMP. The proxy will contain all the details of the process.

11.	Since Infogroup stock has been increasing in value during the past several months, why should shareholders sell now?

Transitioning from a public to a private company brings many benefits to our shareholders, clients and employees. Our shareholders will receive an attractive, immediate and certain cash value of their shares. For our clients and employees, the merger will allow us greater stability and flexibility to make the strategic, long-term investments for the future that we need to advance our business strategy — growing our core business, expanding product offerings, improving overall cost structures and efficiencies, investing in technology and expanding our global reach. Under the new structure, we will be able to accelerate our current programs, which support these goals.

12.	Do you expect to face shareholder opposition here? If you do, will CCMP increase the offer price?

We have no reason to expect shareholder opposition given that our Board believes the offer reflects full and fair value for the Company. Our largest shareholder, Vin Gupta, has agreed to vote his shares in favor of the merger.

13.	Will CCMP increase its bid if a higher bid emerges during the go-shop period?

CCMP does not comment on its bidding strategy.

14.	Since Vin Gupta owns a large number of shares, is he receiving special treatment?

No. All shareholders are receiving the same price per share.

15.	Will Vin Gupta remain on the Board of Directors after the deal closes?

All serving members of the Infogroup Board of Directors will resign upon deal closing which is typical in these deals.

16.	Are there “break-up” fees if the deal does not get approved or otherwise falls apart?

Yes. The transaction has termination fees in varying amounts for different circumstances that will be described further in the merger agreement 8-K filing that will be filed shortly.

17.	Do you believe you may see other bids for the company?

We cannot predict if anyone else will make an offer.

18.	When do you anticipate the transaction closing?

We anticipate the transaction to be completed early this summer, subject to customary shareholders approval, regulatory approval and typical closing conditions.

19.	Does the transaction require shareholder approval? When will the vote take place?

Yes. Approval of the transaction requires an affirmative vote by a majority of the outstanding shares and a proxy will be circulated to shareholders. Vin Gupta, our largest shareholder, has agreed to vote his shares in favor of the merger. It is too early to say when the vote will take place.

20.	What is the anticipated record date?

It is too early to say.

21.	What is the anticipated distribution date of funds to shareholders?

Shortly after the close of the transaction.

22.	Will the stock continue to trade in the open market until close?

Yes

23.	Will Infogroup pay dividends between now and closing?

No. Infogroup currently intends to continue its current practice of not issuing a dividend.

24.	Will there be any tax implications to shareholders?

Yes. We expect that shareholders will have to pay taxes on the realized gain related to the sale of their shares. Shareholders should consult their financial advisors for information specific to their situation.

25.	What antitrust/or other regulatory concerns are there surrounding the transaction?

We do not believe there are any regulatory issues that will hold up the deal.

26.	Did an investment bank advise Infogroup on the transaction? Law firm?

Yes. Evercore Partners advised the Company on the transaction. Wilson Sonsini Goodrich & Rosati acted as legal counsel to the Board.

27.	Did an investment bank advise CCMP on the transaction? Law firm?

Yes. Bank of America Merrill Lynch is acting as financial advisors to CCMP. O’Melveny & Myers LLP is acting as legal advisor to CCMP.

28.	How much of a stake will CCMP own? How much equity is CCMP putting in? Is any leverage being used? Do you plan to syndicate any of the equity or debt before or after closing?

CCMP will invest approximately $344 million (about 50% of the transaction cost) in equity out of its $3.4 billion CCMP II fund. CCMP will be the majority equity investor and will appoint the majority or all of the Company’s Board of Directors. CCMP will own very close to 100% of the Company.

Bank of America, N.A. has committed to provide a $315 million term loan for the transaction subject to customary terms and conditions.

The structure of the transaction will be disclosed in due course.

29.	Who will represent CCMP on the Board?

CCMP expects that Steve Murray, Kevin O’Brien and Rich Zannino will serve as its board representatives. CCMP may also appoint additional board members who are yet to be determined.

30.	Will CCMP commit to holding this investment for a set number of years?

CCMP is a long-term investor and typically holds its investments for a number of years. There is no set timeframe for holding this investment, but CCMP is excited about the prospects for the Company and the opportunity to achieve capital appreciation over the long-term.
Operational Questions
31.	What are CCMP’s plans for the Company? Will they be selling any of Infogroup’s business units?

CCMP is excited to partner with Infogroup to help it capitalize on its leading position and strong value proposition in an attractive and growing market as it explores the numerous avenues available for future growth. It is too early to comment on specific plans to grow revenues and profits.

32.	What will happen to current management? Infogroup CEO?

A key consideration for CCMP in acquiring Infogroup is the quality of the Company’s management. The current management team will remain under the direction of Bill Fairfield through the closing of the transaction.

33.	What impact does this have on the Board of Directors?

After the transaction closes, the Company will be private and our current Board will step down and CCMP will appoint a new board.

34.	Do you expect customers/clients to leave because of ownership by CCMP?

No. Quite the contrary. This transaction will provide us with greater flexibility to make long-term investments to enhance the services we provide our clients.

35.	How are clients being notified?

Clients are being notified today by their usual Company contacts.

36.	What impact will the transaction have on Infogroup’s reputation?

We believe all of our constituents will view this as a positive step. Our shareholders will receive an attractive, immediate and certain cash value of their shares. For our clients and employees, the merger will allow us greater stability, focus and flexibility to make the strategic, long-term investments for the future that we need to advance our business strategy — growing our core business, expanding product offerings, improving overall cost structures and efficiencies, investing in technology and expanding our global reach. Under the new structure, we will be able to accelerate our current programs, which support these goals.

37.	Does the transaction impact Infogroup’s current operating plans for 2010?

No

38.	Will the transaction restrict your abilities to compete?

CCMP is very supportive of our growth plans. For our clients and employees, the merger will allow us greater stability, focus and flexibility to make the strategic, long-term investments for the future that we need to advance our business strategy — growing our core business, expanding product offerings, improving overall cost structures and efficiencies, investing in technology and expanding our global reach. Under the new structure, we will be able to accelerate our current programs, which support these goals.

39.	What is the biggest risk to the transaction? What could potentially cause the transaction not to close?

It’s not appropriate to speculate on that.

40.	Are there any specific businesses that are earmarked to be sold?

At this time, there have been no decisions of that nature.

41.	Do you foresee any fundamental change in business strategy as a result of this transaction?

CCMP has enormous respect for what Infogroup has accomplished in its history and is focused on ways that it can support the future growth of Infogroup’s businesses.
Employee Questions
1.	What will happen to Infogroup employees and the operations? Will there be any site closings or layoffs?

CCMP has acquired the Company to build value. Our employees bring a wealth of experience and knowledge. It is the intention of CCMP and Infogroup to ensure continuity of operations and continued excellent service to our clients. As you know, we have been examining how we deliver products and services to our customers and determining ways to get closer to the customers. We will be continuing that initiative whether we were private or a public Company because it’s the right thing to do for the business.

2.	When will the transaction close?

We anticipate the transaction to be completed early this summer, subject to customary shareholders approval, regulatory approval and closing conditions.

3.	What will happen to employee options and RSAs and RSUs?

All outstanding unvested options and RSUs will be vested upon close of the transaction. All outstanding vested options and RSUs will be cashed out based on a price of $8.00 per share at the time of closing.

4.	Between now and close will I be blacked out from selling shares or options?

While we are public, all the same rules apply. There will be no changes to our current policy. Currently we are in a black out period. If you have questions regarding the black out period, contact Infogroup’s General Counsel, Tom McCusker.

5.	What will happen to current 401(k) and retirement plans? What will happen to current health plans?

As per the agreement, Infogroup’s current health and welfare, 401(k) and retirement plan benefit packages throughout the world are expected to function the same after closing as they did before for the foreseeable future.

6.	Will there be an equity plan (options/RSAs etc) after the deal close?

We don’t have any details at this time.

7.	Will the headquarters be moved? What will the impact be on other Infogroup locations and facilities?

The Corporate Headquarters will remain in Omaha. Like our other cost savings initiatives, we will continue to look at building leases and determine the best value for the Company. This will be an on-going initiative.

8.	Will there be a hiring freeze? A freeze on travel?

Decisions of this nature will be made in the normal course of business, and we are committed to updating you as decisions are made.

9.	Will there be immediate changes in any employment or Human Resources policies and programs? If so, what will they be? When will they occur? Who will be making these decisions?

Decisions of this nature will be made in the normal course of business, and we are committed to updating you as decisions are made.

10.	Will my organizational/reporting structure change?

At this time, it is business as usual. We are committed to updating you as decisions are made and if changes are made.

11.	Does this mean Infogroup’s business strategy will change?

Our strategy remains consistent — growing our core business, expanding product solution offerings, improving overall cost structures and efficiencies, investing in technology and expanding our global reach.

12.	How will this affect Infogroup’s growth strategy? M&A? Organic?

Too early to comment specifically, but CCMP is committed to supporting our future growth and development.

13.	Who is CCMP?

CCMP Capital Advisors, LLC, is a leading global private equity firm specializing in buyouts and growth equity investments in companies ranging from $500 million to more than $3 billion in size. CCMP Capital focuses on five primary industries: Consumer/Retail; Industrial; Energy; Healthcare; and Media. CCMP combines its deep industry expertise with its proprietary operating resources to create value in its portfolio companies.

CCMP’s current investments under management include: ARAMARK Corporation, Edwards Limited, Generac Power Systems, Grupo Corporativo ONO, LHP Hospital Group, Quiznos Sub and Warner Chilcott.

CCMP Capital’s founders have invested over $12 billion since 1984. CCMP Capital’s latest fund, CCMP Capital Investors II, L.P., closed in September 2007 with commitments of $3.4 billion. CCMP Capital has offices in New York, Houston and London.

CCMP Capital is a registered investment adviser with the Securities and Exchange Commission.

14.	What are some of the differences between a public and a private company? What things will we not have to do anymore?

As a private company, management is freed from the short-term emphasis required in a public company environment and can focus on the long-term success of the business. As a private Company, Infogroup will no longer be required to file financial statements publicly with the SEC. CCMP has a great reputation with the companies they buy and will work to actively support to Infogroup’s growth going forward.
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Additional Information and Where to Find It
Infogroup plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed merger with Omaha Acquisition Inc., pursuant to which Infogroup would be acquired by Omaha Holdco Inc. (the “Transaction”). The proxy statement will contain important information about the proposed Transaction and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Infogroup through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from Infogroup by contacting Investor Relations by telephone at (402) 593-4541, or by mail at Infogroup, Investor Relations, 5711 South 86th Circle, Omaha, Nebraska 68127.
Infogroup and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Infogroup in connection with the proposed Transaction. Information regarding the interests of these directors and executive officers in the Transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Infogroup’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on September 30, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Infogroup by contacting Investor Relations by telephone at (402) 593-4541, or by mail at Infogroup, Investor Relations, 5711 South 86th Circle, Omaha, Nebraska 68127, or by going to Infogroup’s Investor Relations page and choosing the Financial Information link, on the Infogroup corporate web site at www.Infogroup.com.
Note on Forward-Looking Statements
This document contains certain forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated benefits of the proposed Transaction and the expected closing of the proposed Transaction. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Transaction, satisfaction of closing conditions precedent to the consummation of the proposed Transaction, the expected timing of completion of the proposed Transaction, and such other risks as identified in Infogroup’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on February 26, 2010, which contains and identifies important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. Infogroup assumes no obligation to update any forward-looking statement contained in this document.